UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2019

Jialijia Group Corporation Limited
(Exact name of registrant as specified in its charter)

Nevada	333- 209900	35-2544765
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 402, Unit B, Building 5, Guanghua Community

Guanghua Road, Tianning District, Changzhou City, Jiangsu Province, China 213000

(Address of principal executive offices) (zip code)

(86-519) 8980-1180

(Registrant’s telephone number, including area code)

Copies to:

Jay M. Kaplowitz, Esq.

Huan Lou, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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CONVENTIONS THAT APPLY TO THIS CURRENT REPORT ON FORM 8-K

Except where the context otherwise requires and for purposes of this Current Report on Form 8-K only:

●	“we,” “us,” “our company,” “our,” and the “Company” refer to Jialijia Group Corporation Limited, a Nevada corporation, excluding its subsidiaries and affiliates.

●	The “Target” or “Target Company” refers to Rucheng Wenchuan Gas Co., Ltd., a company incorporated under the laws of People’s Republic of China or PRC.

●	“mainland China” refers to part of People’s Republic of China, excluding Hong Kong, Macau, and Taiwan.

●	all references to “U.S. dollars,” “dollars,” or “$” are to the legal currency of the United States.

Amounts may not always add to the totals due to rounding.

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2019, Jialijia Group Corporation Limited (the “Company”) entered into a share purchase/exchange agreement (the “Share Exchange Agreement”) with Huazhongyun Group Co., Limited (“Huazhongyun,” formerly known as “JLJ Group Corporation Limited”), a company formed under the laws of the Hong Kong Special Administrative Region, and Na Jin, the sole shareholder of Huazhongyun and the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) of the Company. Na Jin, through Huazhongyun, owned 6,000,000 shares (the “Company Shares”) of the Company, which represented approximately 82% of the shares of the Company’s common stock, issued and outstanding, par value $0.001 per share, as of the date of execution of the Share Exchange Agreement. Na Jin owned an aggregate of 10,000 ordinary shares of Huazhongyun (“Huazhongyun Shares”), which constituted all of the issued and outstanding ordinary shares of Huazhongyun. On the date of execution of the Share Exchange Agreement, Huazhongyun owned all of the equity interests in Jialijia Jixiang Investment (Changzhou) Co., Ltd. (“WFOE”), a wholly-foreign owned entity formed under the laws of China, which in turn held seventy percent (70%) of the outstanding equity interest in Rucheng Wenchuan Gas Co., Ltd. (the “Target” or “Target Company”), a company formed under the laws of China.

Pursuant to the Exchange Agreement, on August 29, 2019 (the “Closing Date”), Na Jin sold and transferred all of the Huazhongyun Shares to the Company in exchange for all of the Company Shares and the Company received all of the outstanding Huazhongyun Shares. As a result, on the Closing Date, Na Jin directly owned Company Shares representing approximately 48% of the issued and outstanding shares of the Company’s common stock, Huazhongyun became a wholly-owned subsidiary of the Company and the Company owned 70% of the outstanding equity interest in the Target Company through Huazhongyun and WFOE.

Reference is made to Item 1.01 of a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 12, 2019 and a related transaction (the “Reverse Merger”) for description of the Share Exchange Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

DESCRIPTION OF BUSINESS

Overview

Effective on August 29, 2019 (the “Closing Date”), pursuant to the Share Exchange Agreement, the Target became a subsidiary of the Company whereby the Company controls seventy percent (70%) of the issued and outstanding equity interests of the Target. The acquisition of the Target Company is treated as a reverse acquisition for accounting purposes, and the business of the Target Company became the business of the Company. At the time of the Reverse Merger, the Company was not engaged in any active business.

As a result, we are now, through the Target Company, planning to produce, store and transport various types of gases for chemical, medical, civil, semi-conductor and food industries. The Target Company has purchased one Nitrogen gas tank with the capacity of storing 1,000 cubic meters (approximately 35,315 ft3) of liquid Nitrogen, one Oxygen gas tank with the capacity of storing 20 cubic meters (approximately 706 ft3) of liquid Oxygen, and five sets of air separation and compression systems. The Target Company owns various gas production-related machineries, such as fractionating columns, storage tanks, compressors, filters, and muffler towers.

As of the date of this current report, the Target was in the process of constructing a three thousand cubic meters (3,000 m3 or approximately 105,944 ft3) air separation system to produce liquid Oxygen and Nitrogen. The Target’s factory and facilities are located in Rucheng Samsung Industrial Park, Rucheng, Hunan Province, China and the factory occupies approximately a total of 2,000 square meters (21,528 square feet) of land. The Target has the right or fully-paid license to use the land beneath the factory which is of approximately 20,000 square meters (215,280 square feet) in Rucheng Samsung Industrial Park until September 2058.

During the most recent fiscal year and the six months ended June 30, 2019, the Target Company has not commenced its gas production or generated any revenues. The Target is in the process of raising approximately $1 million to $1.5 million for construction of the facilities, maintenance and de-rusting of certain machines deposited outdoors and general working capital. Subject to raising sufficient capital as described above, the Company and Target plan to start gas production in early 2020. However, there can be no assurance that the Target or we will implement the production plan as expected or at all.

Our mission is to build a business in the gas industry with an initial concentration on delivering quality gas products to customer in central China in an efficient and eco-friendly way. Our slogan is “Add value to air with modern concept.”

Our executive offices are located at Room 402, Unit B, Building 5, Guanghua Community, Guanghua Road, Tianning District, Changzhou City, Jiangsu Province, China 213000 and our telephone number at such address is + (86-519) 8980-1180.

Corporate History and Structure

We were incorporated as Rizzen, Inc. under the laws of the State of Nevada on October 21, 2015 and had minimal operations since our change of control as reported on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2016. On July 10, 2019, we entered into the Share Exchange Agreement with Huazhongyun and Na Jin, the sole shareholder of Huazhongyun and the CEO and CFO of the Company. Pursuant to the Exchange Agreement, on August 29, 2019, Na Jin sold and transferred all of the Huazhongyun Shares in exchange for all of the Company Shares and the Company received all of the outstanding Huazhongyun Shares. As a result of the consummation of the Share Exchange Agreement, Na Jin directly owns approximately 56% of the issued and outstanding shares of the Company’s common stock, Huazhongyun has become a wholly-owned subsidiary of the Company and the Company holds 70% of the outstanding equity interest in the Target Company through Huazhongyun and WFOE. We switched our business from distribution in Europe and North America of electronic toys manufactured in China to producing, storing and transporting gases in China for chemical, civil, semi-conductor and food industries.

The Target Company was incorporated on March 31, 2006 under the laws of China. Mr. Jiannan Wu, Mr. Zhikuan Qiu and the WFOE each own twenty-five percent (25%), five percent (5%) and seventy percent (70%), respectively, of the equity interest in the Target Company.

The diagram below illustrates our corporate structure following the Reverse Merger.

Business Strategy and Business Model

We plan to commence gas production as soon as practicable, subject to raising sufficient capital, and to provide low cost, stable pricing and alternative sourcing arrangements with our potential customers. The Target and we are in the process of constructing the air separation tower and air compressor system with the expected completion date of November 2019. There can be no assurance that we will be able to meet the anticipated completion dates. Upon finishing the construction of the air separation tower and air compressor system, we need to purchase ancillary equipment, such as heat exchangers and canisters. We intend to apply for the operation permit to produce dangerous chemicals (the “Permit”) from Rucheng County in the Province of Hunan after we progress to the production-ready condition. We plan to start marketing of our gas products in Hunan and Jiangxi Provinces after receiving the Permit. There can be no assurance as to when, if ever, we will receive the required Permit. The Target Company and we plan to generate revenues primarily from sales of medical Oxygen to hospitals and clinics, industrial Oxygen, Nitrogen, Argon, and Carbon Dioxide to steel factories and chemical companies, and dry ice to food processors.

Future Principal Products

We are at the early stage of our business development. We plan to produce Nitrogen for heavy industrial companies, such as steel and chemical companies; Oxygen for industrial and medical purposes; carbon dioxide for food preservation and industrial companies; and Argon for heavy metal industrial companies. Subject to sufficient funding and timely construction and maintenance of our operation facilities, we plan to commence production of gases in early 2020.

Below is a chart of our future key products and key features:

Category	Type of Gas	Features

Medical purpose	Gaseous Oxygen	For regular patients: 24% -35% Oxygen purity* High pressure space: below 25% Oxygen purity For breathing machines and anesthesia machines: 21% to 90% Oxygen purity

	Liquid Oxygen (for medical and air space purposes)	Oxygen purity is no less than 99.5%, CO2 purity is no more than 0.01%, CO purity is no more than 5x 10-6

	Molecular sieve oxygen generator	Oxygen purity ranges from 90% to 96%, CO2 purity is no more than 0.03%, CO purity is no more than 0.0005%

Industrial purpose	Oxygen	According to the Chinese Industrial Oxygen standard GB/T 3863-1995, Oxygen purity ranges from 90% to 96%

	Argon	Two mixes of inert gases for welding pursuant to the Chinese industrial standard GB/T 4842-2006: 1) 75% Argon and 25% CO2 and 2) 98% Argon and 2% Oxygen

	Nitrogen	In accordance with the Chinese Industrial Nitrogen Standard GB/T 3866-1996, there are three types of Nitrogen: 1) industrial Nitrogen with the minimum purity of 99.5%, 2) pure Nitrogen with the purity of 99.99% and 3) high purity Nitrogen with the purity of 99.999%

	CO2	Industrial CO2 has the minimum purity of 95% in general.

Food	CO2	We employ advanced purifying process to separate carbon dioxide from other particles or molecular. We follow the Chinese standard GB/T 8984-1997 and the standard established by Pepsi Co. for carbonated beverages, our CO2 for food purposes need to reach 99.98% of purity at least.

●	All of the purity percentages cited herein are based on volume.

Factory, Machinery and Construction

The Target’s factory and facilities are located in Rucheng Samsung Industrial Park, Rucheng, Hunan Province, China and occupy approximately 2,000 square meters (21,528 square feet) of land. The Target has the right to use the underlying land of approximately 20,000 square meters (215,280 square feet) in Rucheng Samsung Industrial Park until September 2058. The County of Rucheng granted the Target its license to use the land on December 30, 2012. As of the date of this current report, the Target was maintaining and updating its machinery to meet the requirements for receiving the Permit. The Target had technicians check and confirm that all of the existing machines could run properly. However, due to the long-term exposure to rain, a 2,000 m3 liquid Nitrogen storage tank and a 300 m3 storage tank (room temperature and regular air pressure) had small areas of rust which the Company and Target plan to remove soon before the commencement of the operations.

The Target has three large gas storage tanks and approximately 50 gas canisters for transportation. As of the date of this current report, the Target and we were in the process of constructing the facilities for the 3,000 m3 air separation and compression system to produce liquid Nitrogen and liquid Oxygen. On March 3, 2019, the Target entered into a construction agreement with Mr. Chunli Zhu, a local general contractor to build the base for a separation tower and one liquid Oxygen storage tank in accordance with the Target’s design and blueprint. We plan to have the construction project completed pursuant to this construction agreement by December 2019. We are currently behind the construction schedule and therefore cannot guarantee that we will complete this construction project as planned. On March 8, 2019 and March 22, 2019, the Target entered into two purchase agreements with Hongwen Ouyang, an individual, and Ruchen Shengxinhao Commercial Concrete Co., Ltd., a local vendor, respectively, to purchase steel and concrete to construct the air separation and compression system. The Target and we plan to purchase a number of heat exchangers and additional canisters in November 2019 if we have sufficient capital. In addition, the Target and we need to make repairs to the roads surrounding the factory to accommodate heavy trucks to transport our products once we are in production.

Targeted Customers

As disclosed in the “Business Strategy and Business Model” section, the targeted customers include hospitals and clinics, steel factories, various types of chemical companies, glass manufacturers, semi-conductor companies, and food processors in central China, including Hunan and Jiangxi Provinces. The Target and Shenzhen Wenchuan Gas Co., Ltd. (“Shenzhen Wenchuan”), an affiliate of the Target, plan to co-develop the market for the Target in Guangdong province when the Target starts its operations. Mr. Jiannan Wu, a director of the Company, owns 100% equity interest in Shenzhen Wenchuan and 25% equity interest in the Target.

Permits

The Target and we need to apply for the Permit to engage in the production and transportation of dangerous chemicals in China. After completion of the construction of the facilities and updates of the factory and machines, the Target and we intend to invite Rucheng County Administration of Quality Supervision, Inspection and Quarantine to inspect the factory and apply for the Permit to commence operations. We estimate the application process for the Permit will take approximately one (1) month. However, there can be no assurance as to when, if ever, we will receive the required Permit.

Competition

Our ability to compete successfully depends on many factors, including the quality of our gas products, the ease to use our products, quality of our services, our sales and marketing efforts and the development of our technologies to produce gas efficiently. See also our discussion of competition under the “Risk Factors.” We consider the following companies potential competitors with our business:

Name of Competitors	Location
Binzhou Guo Neng Gas Co., Ltd.	Binzhou County, Hunan Province
Binzhou Xuhui Gas Co., Ltd.	Binzhou County, Hunan Province
Binzhou Dexiang Chemical Gas Technology development Co., Ltd.	Binzhou County, Hunan Province
Shenzhen Hongzhou Industrial Gas Co., Ltd.	Shenzhen City, Guangdong Province
Shenzhen Huatepeng Special Gas Co., Ltd.	Shenzhen City, Guangdong Province
Shenzhen Lixingqiang Gas Co., Ltd.	Shenzhen City, Guangdong Province
Shenzhen Xiexingchang Gas Technology Co., Ltd.	Shenzhen City, Guangdong Province
Shenzhen Gaofa Gas Stock Co., Ltd.	Shenzhen City, Guangdong Province

Competitive Strength

We expect our business model will have the following strengths:

1)	Diversified clientele in various industries, such as industrial companies, healthcare, and food manufacturers.

2)	Strict compliance with the industry standards with respect to the quality of the gas products;

3)	Efficient production process with low emission of green-house gases; and

4)	Customized products and services for enterprise clients.

Sales and Marketing

The Target and we intend to enhance the recognition and visibility of our future products through participation in local trade events and visiting local steel mills, chemical companies, hospitals and other healthcare providers and food processing companies in Hunan and Jiangxi Province. In addition, we expect to leverage Shenzhen Wenchuan’s business network in Guangdong Province to help us sell our products in the future.

Employees

As of the date of this report, we and the Target had no full-time employees except executive officers and directors.

Regulatory Overview

Our planned production of gases will be subject to various Chinese laws, regulations, and local ordinances. Primarily our production of gases need to comply with the PRC Safe Manufacturing Act, PRC Air Pollution Protection Act, and PRC Environment Protection Act. Before we can start operations, we need and plan to apply for the Permit in accordance with the Safe Manufacturing Permit of Controlled and Dangerous Chemical Products, as amended in 2017. Our future production will be subject to the Safety Regulations of Dangerous Chemical Products of PRC. Because our planned operations involve the use of various sizes of containers to store gas, we shall be in compliance with the Notice of Safe Increasing the Storage Capacity of Gas and Oil and the Manual of Safe Use of Gas Containers.

We plan to employ experienced staff working at the Safety Division, which, when formed, will be part of the Administration and Human Resources Department.

Enforceability of Civil Liabilities

The Target is incorporated in People’s Republic of China, and most of our directors and executive officers reside in PRC. Substantially, all of our assets are located outside the United States. As a result, you may not be able to:

●	effect service of process upon the management or these persons within the United States; or

●	enforce against the Target or these executive officers and directors in United States courts, judgments obtained in United States courts including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States.

The Target and the Company have doubt as to whether PRC courts will enforce judgments in original actions or in actions for enforcement of judgments of United States courts, based only upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state of the United States.

In addition, as PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States, the United Kingdom, Japan or most other members of the Organization for Economic Cooperation and Development, administrative actions brought by regulatory authorities, such as the Securities and Exchange Commission, and other actions, which result in foreign court judgments (assuming such actions are not required by PRC laws or the Company’s articles of incorporation to be arbitrated and that such judgments or rulings do not violate the basic principles of the laws of PRC or the sovereignty, security and public interest of the society of PRC, as determined by a People’s Court of China that has jurisdiction for recognition and enforcement of judgments).

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to Our Business and Our Industry

Changes in global and regional economic conditions, the markets we plan to serve, or the financial markets may adversely affect our results of operations and cash flows.

Unfavorable conditions in the global economy or regional economies, the markets we plan to serve or financial markets may decrease the demand for our goods and services and adversely impact our revenues, operating results, and cash flows.

Demand for our products and services depends in part on the general economic conditions affecting the countries and markets in which we plan to do business. Weak economic conditions in certain geographies and changing supply and demand balances in the markets we plan to serve can negatively impacted demand for our products and services in the future. Reduced demand for our products and services would have a negative impact on our revenues and earnings. In addition, reduced demand could depress sales, reduce our margins, constrain our operating flexibility or reduce efficient utilization of our manufacturing capacity, or result in charges which are unusual or nonrecurring. Excess capacity in our manufacturing facilities or those of our competitors could decrease our ability to maintain pricing and generate profits.

When in production, our operating results in one or more segments may also be affected by uncertain or deteriorating economic conditions for particular customer markets within a segment. A decline in the industries served by our customers or adverse events or circumstances affecting the enterprise or individual customers can impair the ability of such customers to satisfy their obligations to the Company, resulting in uncollected receivables, unanticipated contract terminations, project delays, or inability to recover plant investments, any of which may negatively impact our financial results.

Weak overall demand or specific customer conditions may also cause customer shutdowns or default, or other inabilities to operate facilities profitably, and may force sale or abandonment of facilities and equipment or prevent projects from coming on-stream. These or other events associated with weak economic conditions or specific end market, product, or customer events may require us to record an impairment on tangible assets, such as facilities and equipment, or intangible assets, such as intellectual property or goodwill, which would have a negative impact on our financial results.

Downturns in the industrial gas industry may have a material adverse effect on our financial condition or results of operations.

The industrial gas industry is highly cyclical with respect to overall production capacity, pricing and industrial demand and demands for most our future services and products will be substantially dependent on the level of expenditures by the gas industry for the development and production of industrial gas. There are numerous factors affecting the supply of and demand for our future services and products, which are summarized as:

●	general and economic business conditions;

●	market prices of industrial gas and expectations about future prices;

●	cost of producing and the ability to deliver industrial gas;

●	the level of production activity;

●	mergers, consolidations and downsizing among our clients or acquisition targets;

●	the impact of commodity prices on the expenditure levels of our clients or acquisition targets;

●	financial condition of our client base and their ability to fund capital expenditures;

●	the physical effects of climatic change, including adverse weather, such as increased frequency or severity of storms, droughts and floods, or geologic/geophysical conditions;

●	level of consumption of industrial gas by our future customers, such as chemical and steel companies;

●	the business opportunities (or lack thereof) that may be presented to and pursued by us;

●	availability of services and materials for our gas production and construction of new project facilities;

●	availability of materials and equipment from key suppliers; and

●	cyber-attacks on our network that may disrupt operations or result in lost or compromised critical data.

A significant downturn in the industrial gas industry could result in a reduction in demand for our services and could adversely affect our future operating results.

Industrial gas prices are volatile in recent years. If commodity prices experience a further, substantial decline, our operations, financial condition, and level of expenditures for the development of our industrial gas reserves may be materially and adversely affected

The prices we receive for our industrial gas production will heavily influence our revenue, operating results, profitability, access to capital, future rate of growth and carrying value of our properties. Industrial gases are commodities, and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the commodities markets have been volatile, and these markets will likely continue to be volatile in the future. If the prices of industrial gases experience a substantial decline, our operations, financial condition and level of expenditures for the development of our industrial gas reserves may be materially and adversely affected. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control and include the following:

●	the level of global production and inventories;

●	worldwide and regional economic conditions affecting the global supply and demand for industrial gases;

●	the price and quantity of imports of foreign industrial gas;

●	prevailing prices on local price indexes in the areas in which we operate and expectations about future commodity prices;

●	the proximity, capacity, cost and availability of gathering and transportation facilities, and other factors that result in differentials to benchmark prices;

●	localized and global supply and demand fundamentals and transportation availability; the cost of developing, producing and transporting reserve; weather conditions and other natural disasters; technological advances affecting energy consumption;

●	the price and availability of alternative gases; expectations about future commodity prices; and domestic, local and foreign governmental regulation and taxes.

Lower commodity prices may reduce our future cash flows and borrowing ability. We may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a decline in our future reserves of gas. Lower commodity prices may also reduce the amount industrial gas that we can produce economically. This may result in our having to make significant downward adjustments to our future production. As a result, if commodity prices remain depressed for a lengthy period of time or experience a substantial or extended decline, our future business, financial condition, results of operations, liquidity, or ability to finance planned capital expenditures may be materially and adversely affected.

Interruption in energy supply or an inability to recover from increases in energy and raw material costs could result in lost sales or reduced profitability.

Energy, including electricity, gas, and diesel fuel for delivery trucks will be a large cost component of our business. Because our industrial gas facilities will use substantial amounts of electricity, energy price fluctuations could materially impact our future revenues and earnings. A disruption in the supply of energy, components, or raw materials, whether due to market conditions, legislative or regulatory actions, natural events, or other disruption, could prevent us from meeting our future production goals, potential contractual commitments and harm our business and financial results.

We plan to pass-through cost increases in energy to customers, but cost variability can still have a negative impact on our results. We may be unable to raise prices as quickly as costs rise, or competitive pressures may prevent full recovery of such costs. Increases in energy costs that cannot be passed on to customers for competitive or other reasons may negatively impact our revenues and earnings. Even where costs are passed through, price increases can cause lower sales volume.

Our planned operations are subject to hazards inherent in the industrial gas industry.

Our operating results will be dependent on the operation of our production facilities and its ability to meet customer needs. Insufficient or excess capacity may threaten our ability to generate competitive profit margins and may expose us to liabilities related to contract commitments. Operating results may also be dependent on our ability to complete new construction projects on time, on budget and in accordance with performance requirements. Failure to do so may expose our business to loss of revenue, potential litigation and loss of business reputation. Also inherent in the management of the Company’s future production facilities and delivery systems, including storage and vehicle transportation, are operational risks that require continuous training, oversight and control. Material operating failures at production, storage facilities or pipelines, including fire, toxic release and explosions, or the occurrence of vehicle transportation accidents could result in loss of life, damages to the environment, loss of production and/or extensive property damages, all of which may negatively impact our financial results.

Costs and expenses resulting from compliance with environmental regulations may negatively impact our operations and financial results.

We may be subject to environmental and safety laws and regulations concerning, among other things, emissions in the air; discharges to land and water; and the generation, handling, treatment, and disposal of hazardous waste and other materials. We take our environmental responsibilities very seriously, but there is a risk of environmental impact inherent in our manufacturing operations and in the transportation of our products. Future developments and more stringent environmental regulations may require us to make additional unforeseen environmental expenditures. In addition, laws and regulations may require significant expenditures for environmental protection equipment, compliance, and remediation. These additional costs may adversely affect our future operations and financial results.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese dollars into foreign currencies and, if Chinese dollars were to decline in value, reducing our revenues and profits in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China uses the Chinese dollar (“RMB”) as the functional currencies. The majority of our expenses incurred are in RMB. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the RMB depends to a large extent on the PRC government policies, foreign relations, domestic and international economic and political developments as well as supply and demand in the currency exchange market.

We depend on select personnel and could be affected by the loss of their services.

We depend on the continued service of our directors and executive officers, many of whom are difficult to replace. The loss of the services of any of our executive officers or directors could potentially harm our business operations. We have not started the recruitment of our employees. We need skilled technicians, marketing and sales personnel, logistics, quality control and staff members for other administrative and managerial functions. Competition for qualified talents in China is intense. Our future success is dependent on our ability to attract a significant number of qualified employees and retain existing executive officers and directors. If we are unable to do so, our business and growth may be materially and adversely affected. Our need to significantly increase the number of our qualified employees and retain existing officers and directors may cause us to materially increase compensation-related costs, including stock-based compensation.

The U.S.-China trade war may increase the costs of operations for the Company and negatively affect the financial performance of the Company.

Since the beginning of 2018 till now, the United States and China have announced and imposed increased tariffs on a variety of goods and merchandises exported from one country to the other. The affected products by the increased tariffs ranged from industrial raw materials, agricultural products, finished goods and parts. The value of affected products exceeded hundreds of billions. Although the Company and Target do not plan to export gas products to the U.S., the tariffs and trade war between the U.S. and China may have negative impacts on the operations of the Company. For instance, the Company and Target may purchase machines or equipment from the U.S. or certain parts of the machines or equipment from the U.S. in the future. The costs of U.S. machines or equipment and parts the Company would like to purchase may increase as a result of the high tariff imposed by China. The Company may not be able to pass the increased costs to the customers by increasing the prices of our gases. The additional tariffs may increase the cost of operations and therefore negatively affect the financial performance of the Company.

You may have difficulty enforcing judgment against us or our directors and officers.

We are a Nevada holding company and most of our assets are located outside of the United States. In addition, all of our directors and executive officers are residents of mainland China, and substantially all of their assets and our assets are located in Hong Kong or mainland China. As a result, investors may not be able to effect service of process upon us or our directors and executive officers, or to enforce against them judgments obtained in courts outside of mainland China.

Any final judgment obtained against us in any court other than the courts of the PRC in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the PRC without further review of the merits only if the court of the PRC in which enforcement is sought is satisfied that:

●	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the PRC;

●	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the PRC;

●	if the judgment was rendered by default by the court rendering the judgment, we, or the above mentioned persons, were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on us with judicial assistance of the PRC; and

●	judgments at the courts of the PRC are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

Among other things, if you fail to establish the foregoing to the satisfaction of the courts in the PRC, you may not be able to enforce a judgment against us rendered by a court in the United States.

The Company is a pre-revenue enterprise. If the Company fails to raise additional capital, its ability to implement its business model and strategy could be compromised.

The Company has limited capital resources and operations and has not generated any revenue as of June 30, 2019. To date, its operations have been funded primarily from its primary shareholders and management. From time to time, we may seek additional financing to provide the capital required to expand our sales and for marketing and general working capital. We cannot predict with certainty the timing or amount of any such capital requirements and whether the terms of financing would be commercially reasonable or desirable.

If the Company does not raise sufficient capital to fund its ongoing development and operations, it is likely that it will be unable to carry out its business plans, such as completion of the construction of air separation system, purchase additional operation equipment, and commencement of marketing and sales efforts. The Company may not be able to obtain additional financing on terms acceptable, or at all. Even if the Company obtains financing for near term operations and product development, the Company may require additional capital beyond the near term. If the Company is unable to raise capital when needed, its business, financial condition and results of operations would be adversely affected, and it could be forced to reduce or discontinue its operations.

Failure to continue using the land in Rucheng Samsung Industrial Park without reasonable notice could interrupt the operations of the Target.

The Target has the right to use the land beneath its factory until 2058 licensed from Rucheng County but does not own the title to the land. We cannot guarantee that the local or provincial government will not interrupt the Target’s right to use the land where its factory is constructed. If for any reason, the Target’s right to use the land is ceased or altered, our operations will be substantially disturbed and it will cost the Company and Target tremendous resources, including capital, time and human, to find the appropriate new place, relocate the operations, and recruit staff for operations.

Risks Related to Our Stock and Becoming a Public Company

Our largest stockholder may take actions that conflict with our public stockholders’ best interests.

As of the date of this report, our largest stockholder, Na Jin, owned approximately 56% of the outstanding shares of our common stock. Ms. Jin may own or operate companies whose businesses and interests may conflict with those of the Target Company or the Company. We cannot assure you that our largest shareholder will not take any actions that impair our ability to conduct our business competitively or conflict with the best interests of our other stockholders.

You may experience dilution of your ownership interests because of the future issuance of additional common stock of the Company.

In the future, we may issue additional authorized but previously unissued equity securities at prices determined by the management of the Company resulting in the dilution of the ownership interests of our current shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for shares of common stock, as the case may be, in connection with hiring or retaining employees, future acquisitions, future financing, and other purposes. The future issuance of any such additional shares may create downward pressure on the market price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts at a price (or exercise prices) below the price at which our shares may be valued or priced in a public market.

There is not an active liquid trading market for the Company’s Common Stock.

There is no regular active trading market in the Company’s common stock, and we cannot guarantee that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

●	variations in our operating results;

●	announcements that our revenue or income are below expectations;

●	general economic slowdowns;

●	sales of large blocks of the Company’s common stock; and

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

The Target will incur additional costs as a result of becoming a public company, and the new management will be required to devote substantial time to compliance initiatives.

As a public company, the Target will incur significant legal, accounting and other expenses that it did not have as a private company. The Target is subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”). These rules and regulations will require, among other things, that we and the Target file annual, quarterly and current reports with respect to our business and financial conditions and establish and maintain effective disclosure and financial controls and corporate governance practices. We and the Target expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company” as defined in the recently enacted Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Board, management and other personnel will need to devote a substantial amount of time to these compliance initiatives.

We did not obtain a fairness opinion with respect to the Reverse Merger, which is a related party transaction. As a result, we may face lawsuits from the shareholders of the Company.

Because the Reverse Merger transaction was by and among the Company, Ms. Na Jin, the CEO, CFO and director of the Company, and Huazhongyun, a company solely owned by Ms. Na Jin, we believe such transaction is a related party transaction. However, the board of directors of the Company decided not to seek a fairness opinion on the Reverse Merger because Ms. Jin does not receive any additional equity from the Company as a result of the Reverse Merger. However, it is possible that shareholders of the Company may question the fairness of such transaction and bring litigation against the management and the Company about the Reverse Merger. Shareholder actions, if ever occurs to us, may distract the attention of the Company from its daily operations and negatively affect its results of performance.

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and in other documents which we file with the Securities and Exchange Commission.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management Discussion and Analysis (“MD&A”) contains “forward-looking statements”, which represent our projections, estimates, expectations or beliefs concerning among other things, financial items that relate to management’s future plans or objectives or to our future economic and financial performance. In some cases, you can identify these statements by terminology such as “may”, “should”, “plans”, “believe”, “will”, “anticipate”, “estimate”, “expect” “project”, or “intend”, including their opposites or similar phrases or expressions. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this MD&A. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this MD&A or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe under “Risk Factors” in this report. Actual results may differ materially from any forward looking statement.

Overview

Rucheng Wenchuan Gas Co., Ltd. or the Target Company was incorporated on March 31, 2006 under the laws of PRC. The Target was in operation for a few years and ceased its operation in May 2013 due to both the market downturn in the gas industry and reduced subsidies from Ruchen County, Hunan Province. The Target’s business plan is to generate revenue from producing and selling various types of gases for industrial, medical and food purposes, such as Oxygen, Nitrogen, Argon and Carbon Dioxide. The Target’s operation is temporarily in suspension due to rebuilding and improvement its manufacturing facility. As of the date of this current report, the Target conducted limited business activities in preparation for production and did not generate any revenues from operations. Prior to and after the Reverse Merger, the Target was and continues as a development stage company and had not yet realized any revenues from the planned operations as of June 30, 2019.

As a result of the consummation of the Reverse Merger on August 29, 2019, the Target became a wholly-owned subsidiary of the Company and the business of the Target Company became the business of the Company. We are now, through the Target, engaged in producing and selling various types of gases for industrial, medical and food purposes.

Limited Operating History; Need for Additional Capital

The Target was incorporated under the laws of the People’s Republic of China (the “PRC”) on March 31, 2006. The Target is primarily engaged in the production and sale of gases for industrial and medical purposes, such as oxygen and nitrogen, in the PRC. The Target’s operation is temporarily in suspension due to rebuilding and improvement its manufacturing facility. The Target and the Company did not generated any revenues from their operations during the most recent two fiscal years. We cannot guarantee the Company and the Target will be successful in the business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the launching of gas production operations and market or general economic downturns in the regions where we target the customers.

As reflected in the accompanying financial statements, the Target had a net loss of $176,551 and $271,213 for the years ended December 31, 2018 and 2017, respectively, and working capital deficits of $2,471,614 and $2,589,976 as of December 31, 2018 and 2017, respectively. Additionally, the Target had an accumulated deficit of $2,228,134 as of December 31, 2018. We do not believe we and the Target have sufficient funds to operate the business for the next 12 months without further funding.

There is no assurance that future financing will be available to us on acceptable terms, or at all. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders. If we are unable to raise additional capital to commence and maintain our operations in the future, we may be unable to carry out the full business plan or may be forced to cease operations.

The following discussion and analysis should be read in conjunction with the Target’s audited financial statements for the years ended December 31, 2018 and 2017 and accompanying notes that appear in this current report on Form 8-K and the Target’s reviewed but unaudited financial statements for the six months ended June 30, 2019 and 2018 and accompanying notes that appear in this current report on Form 8-K.

Results of Operations for the Year Ended December 31, 2018 as compared to the Year Ended December 31, 2017:

	For the Years Ended
	December 31,
	2018	2017

Net revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

General and administrative expenses	(176,551)	(271,213)
Total operating expense	(176,551)	(271,213)

Loss from operations before income taxes	(176,551)	(271,213)
Provision for income tax	-	-

Net loss	(176,551)	(271,213)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	109,523	(113,001)
Comprehensive loss	$(67,028)	$(384,214)

Revenue

The Target did not generate any revenue during the fiscal years ended December 31, 2018 and 2017, respectively.

General and Administrative Expenses

General and administrative expenses primarily consist of depreciation expenses and impairment of long-lived assets. General and administrative expenses reduced by approximately $94,662 or 34.90% from $271,213 for the year ended December 31, 2017 to $176,551 for the year ended December 31, 2018. The decrease in general and administration expenses was principally due to decrease of impairment of long-lived assets.

Net Loss

As a result of the above factors, the Target had net loss of $176,551 for the year ended December 31, 2018 as compared to net loss of $271,213 for the comparable period ended December 31, 2017, representing a decrease of net loss of approximately $94,662 or 34.90%.

Foreign Currency Translation Gain (Loss)

The Target had $109,523 in foreign currency translation gain during the year ended December 31, 2018 as compared to $113,001 in foreign currency translation loss during the year ended December 31, 2017, reflecting a change of $222,524. Such increase in foreign currency translation gain was primarily caused by the currency exchange rate fluctuation.

Liquidity and Capital Resources

The following summarizes the key component of our cash flows for the years ended December 31, 2018 and 2017:

	For the Years Ended
	December 31, 2018	December 31, 2017
Net cash used in operating activities	$(135,188)	$(11,953)
Net cash provided by financing activities	144,348	11,952
Net increase in cash and cash equivalents	$8,804	$1

Net cash used in operating activities was $135,188 for the fiscal year ended December 31, 2018, compared to that of $11,953 for the fiscal year ended December 31, 2017. The increase of $123,235 or 1,031.00% of net cash used in operating activities was primarily due to the increase in advance to supplier related to the purchase of certain equipment in preparation for the Company’s operations.

Net cash provided by financing activities amounted to $144,348 for the fiscal year ended December 31, 2018, compared to that of $11,952 for the fiscal year ended December 31, 2017, representing an increase of $132,396 or 1,107.73%. The increase in net cash provided by financing activities was mainly because the Company received advances from Shenzhen Wenchuan and Jiannan Wu, one of the directors and the manager of the Company.

Results of Operations for the Three Months Ended June 30, 2019 as compared to the Three Months End June 30, 2018

	For The Three Months Ended
	June 30,
	2019	2018

Net revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

General and administrative expenses	(58,735)	(42,969)
Total operating expense	(58,735)	(42,969)

Loss from operations before income taxes	(58,735)	(42,969)
Provision for income tax	-	-

Net loss	(58,735)	(42,969)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	46,280	107,113
Comprehensive income (loss)	$(12,455)	$64,144

Revenue

The Target did not generate any revenue during the three months ended June 30, 2019 and 2018, respectively.

General and Administrative Expenses

General and administrative expenses primarily consist of compensation for third party professional services and depreciation expenses. General and administrative expenses increased by approximately $15,766 or 36.7% from $42,969 for the three months ended June 30, 2018 to $58,735 for the three months ended June 30, 2019. The increase in general and administration expenses during the three months ended June 30, 2019 as compared to the same period of 2018 was primarily due to the increase in the expenses for third party professional services.

Net Loss

As a result of the above factors, the Target had net loss of $58,735 for the three months ended June 30, 2019 as compared to net loss of $42,969 for the comparable period ended June 30, 2018, representing an increase of net loss of approximately $15,766 or 36.7%.

Foreign Currency Translation Gain (Loss)

The Target had gain of $46,280 in foreign currency translation during the three months ended June 30, 2019 as compared to gain of $107,113 in foreign currency translation during the three months ended June 30, 2018, reflecting a change of $60,833 as a result of the currency exchange rate fluctuation.

Results of Operations for the Six Months Ended June 30, 2019 as compared to the Six Months End June 30, 2018

	For The Six Months Ended
	June 30,
	2019	2018

Net revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

General and administrative expenses	(119,543)	(86,520)
Total operating expense	(119,543)	(86,520)

Loss from operations before income taxes	(119,543)	(86,520)
Provision for income tax	-	-

Net loss	(119,543)	(86,520)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(1,611)	35,308
Comprehensive income (loss)	$(121,154)	$(51,212)

Revenue

The Target did not generate any revenue during the six months ended June 30, 2019 and 2018, respectively.

General and Administrative Expenses

General and administrative expenses primarily consist of compensation for third party professional services and depreciation expenses. General and administrative expenses increased by approximately $33,023 or 38.2% from $86,520 for the six months ended June 30, 2018 to $119,543 the six months ended June 30, 2019. The increase in general and administration expenses during the six months ended June 30, 2019 and 2018 was primarily due to the increase in compensation for third party professional services.

Net Loss

As a result of the above factors, the Target had net loss of $119,543 for the six months ended June 30, 2019 as compared to net loss of $86,520 for the comparable period ended June 30, 2018, representing an increase of net loss of approximately $33,023 or 38.2%.

Foreign Currency Translation Gain (Loss)

The Target had loss of $1,611 in foreign currency translation during the six months ended June 30, 2019 as compared to gain of $35,308 in foreign currency translation during the six months ended June 30, 2018, reflecting a change of $36,919 as a result of the currency exchange rate fluctuation.

Liquidity and Capital Resources

The following summarizes the key component of our cash flows for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended
	June 30, 2019	June 30, 2018
Net cash used in operating activities	$(19,773)	$(315)
Net cash provided by financing activities	10,930	314
Net increase in cash and cash equivalents	$8,724	$-

Net cash used in operating activities was $19,773 for the six months ended June 30, 2019, compared to that of $315 for the six months ended June 30, 2018. The increase of $19,458 in net cash used in operating activities was primarily due to the increase in net loss from the operating activities.

Net cash provided by financing activities amounted to $10,930 for the six months ended June 30, 2019, compared to that of $314 for the six months ended June 30, 2018, representing an increase of $10,616. The increase in net cash provided by financing activities was mainly because the proceeds from loans from related parties increased.

PROPERTIES

Our corporate headquarters are located at Room 402, Unit B, Building 5, Guanghua Community, Guanghua Road, Tianning District, Changzhou City, Jiangsu Province, China, 213000 and our factory is at Rucheng Samsung Industrial Park, Rucheng, Hunan Province, China. The Target has the right to use the land of approximately 20,000 square meters (215,280 square feet) located in the Samsung Industrial Park in Rucheng County until September 2058. The Target owns the factory established on its land. Neither the Target nor we pay rent for using the land or the factory on the land.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

The following table sets forth certain information, as of the date of filing of this report, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of common stock listed below. For each individual and group included in the table below, percentage ownership is calculated by dividing (a) the number of shares of common stock beneficially owned by such person or group by (b) the sum of the shares of common stock outstanding as of the date of this current report, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days from August 27, 2019. The address for each individual listed below is: c/o Room 402, Unit B, Building 5, Guanghua Community, Guanghua Road, Tianning District, Changzhou City, Jiangsu Province, China 213000, unless otherwise noted. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Prior to the Closing of the Reverse Merger[1]			Upon Closing of the Reverse Merger
Name of Director or Executive Officer	Shares		%	Shares[1][2]		%
Na Jin, Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”)	7,000,000	[3]	56.18%	7,000,000	[4]	56.18%

Dongzhi Zhang, Chairman of the Board	0		-	0		-

Jiannan Wu, Director	0		-	0		-

Directors and Officers As a Group (3 persons)	7,000,000		56.18%	7,000,000		56.18%

Huazhongyun (formerly known as “JLJ Group Corporation Limited”)	6,000,000		48.15%	0		-

*	Represents less than one percent.

(1)	Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Calculated based on 12,460,007 shares of our common stock outstanding as of August 27, 2019.

(3)(4)	Prior to the Reverse Merger, Ms. Na Jin held 6,000,000 shares indirectly through her ownership in Huazhongyun and 1,000,000 shares directly. Upon completion of the Reverse Merger, Ms. Na Jin shall hold a total of 7,000,000 shares of common stock of the Company directly.

DIRECTORS AND EXECUTIVE OFFICERS

Our director and executive officers as of the date of this current report were as follows:

Name	Age	Position

Na Jin	38	CEO and CFO, director
Dongzhi Zhang	58	Chairman of the Board
Jiannan Wu	57	General Manager, director

Ms. Jin has served as our Director, CEO and CFO since December 2016. Currently, she also serves as the Legal Representative for Changzhou Biekaishengmian E-commerce Co., Ltd. From March 2010 to September 2014, Ms. Jin served as the Marketing Director for Hunan Resgreen Ecological Textile Inc. and was responsible for marketing operations. From September 2014 to February 2015, Ms. Jin worked as General Commander of Education Department for Beijing Zhangxin Communication Technology Co., Ltd. where she was responsible for training the marketing teams. From February 2015 to May 2016, Ms. Jin served as Marketing Director for Shandong Weikang Biotechnology Co., Ltd. where she was responsible for marketing. She received her High School Diploma from Henan Runan County High School.

Mr. Dongzhi Zhang has served as our Chairman since December 2018 and the Chairman of Jialijia Group Co., Ltd, a limited liability company incorporated under the laws of the PRC, since 2010. Over the years, Mr. Dongzhi Zhang has devoted himself to enterprise management and has extensive corporate management experience. From January 2007 to July 2012, Mr. Wang served as the Senior Manager of Crowe CPA Group. From 2002 to 2010, he served as a General Manager of Beijing Jianghong Investment Co., Ltd. From 1997 to 2001, Mr. Zhang served as a General Manager of Jiangsu Changzhou Nanyuan Trading Company. From 1979 to 1996, Mr. Zhang served as a Chairman of Jiangsu Changzhou Wujin Tangyangjiu Company. He received his Associate Degree from Jiangsu Changzhou Commercial Bureau Internal College in 1981.

Mr. Jiannan Wu has served as our General Manager and Director since December 2018 and has been a Director of Guangdong Provincial Health Care Association since March 2013. Since May 2014, Mr. Xu has served as the Chairman of Shenzhen Xiude Medical Nursing Group. Since December 2015, he has served as the Honorary President of Meizhou Surname Culture Research Association of Guangdong Province. Since 2017, he has served as the Executive Director of Smart Medical Research Center of the World City Smart Engineering Technology (Beijing) Research Institute. Since December 2017, he has worked as the President of Shenzhen Expert Federation. Since 2018, he worked as the Chairman of the Shenzhen Science and Technology Economic Promotion Association, Qianhai Division. Mr. Wu received his Bachelor in Applied Chemical Technology from Zhengzhou Institute of Technology in July 2002. He received his Master’s Degree in Business Administration from United University of Hong Kong in 2007.

As disclosed in a current report on Form 8-K with the Commission on August 13, 2019, Ms. Na Jin purchased 1,000,000 shares of the Company’s common stock at a price of $0.01 per share pursuant to a Subscription Agreement and on July 24, 2019, she wired the total purchase price of $10,000 to the Company. The Company and the board of directors of the Company considers the stock purchase price of $0.01 per share fair to the Company and its shareholders because such price reflects the Company’s appreciation to Ms. Jin’s services as the Chief Executive Officer and Chief Financial Officer of the Company. Ms. Jin has not received any compensation for her services to the Company since she was appointed as the Chief Executive Officer and Chief Financial Officer on December 29, 2016. Except as disclosed above, there are no transactions between the Company and each of the officers and directors named above that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with any of the officers and directors named above in connection with his or her appointment to the respective position.

There are no formal compensation agreements with any of our directors and officers at this time.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Corporate Governance and Committees

We do not have a standing nominating, compensation, or audit committee. Rather, our entire Board performs the functions of these committees. We plan to establish the audit committee in the future.

Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. Our Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. Our Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that the Company is not subject to section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid to our principal executive officers for the years ended January 31, 2019 and 2018.

Summary Compensation of Named Executive Officers

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Na Jin, CEO and CFO	2018	-	-	-	-	-	0

Na Jin, CEO and CFO	2019	-	-	-	-	-	0

Narrative Disclosure to Summary Compensation Table

The Company’s officers have not received any cash or other compensation since they became the Company’s officers. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees. The Company does not have a standing compensation committee or a committee performing similar functions.

We further expect that the specific direction, emphasis and components of our executive compensation programs will evolve after the closing of the Reverse Merger. Factors that may affect our compensation policies include the hiring of full-time employees, our future revenue growth and profitability, the implementation of our business plan and strategy and increasing complexity of our business.

Employment Agreement

We are not a party to any employment agreements.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of January 31, 2019.

Director Compensation

No director of the Company received any compensation from the Company for services as director for the year ended January 31, 2019.

Code of Ethics

We have not adopted the Code of Ethics as of the date of this report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

As of December 31, 2018 and December 31, 2017, the Target had an outstanding balance of advances from Shenzhen Wenchuan Gas Co., Ltd. in the amounts of $2,480,059 and $2,497,524, respectively, for the Target’s purchase of equipment and general corporate working capital. As of June 30, 2019, the Target had an outstanding balance of $2,481,978 owed to Shenzhen Wenchuan Gas Co., Ltd. Mr. Jiannan Wu is the president and legal representative of Shenzhen Wenchuan Gas Co., Ltd. and the president and legal representative of the Target.

As of December 31, 2018 and December 31, 2017, the Target had an outstanding balance of advances from Rucheng County Minhang Special Gas Co., Ltd. in the amounts of $50,430 and $53,292, respectively, for the Target’s purchase of equipment and general corporate working capital. As of June 30, 2019, the Target had an outstanding balance of $50,507 owed to Rucheng County Minhang Special Gas Co., Ltd. Mr. Jiannan Wu is the president and legal representative of Rucheng County Minhang Special Gas Co., Ltd.

The Target had related party debt from Mr. Jiannan Wu in the amounts of $22,107 and $16,315 as of December 31, 2018 and June 30, 2019, respectively. The Target had related party debt from Mr. Dongzhi Zhang in the amount of 18,500 as of June 30, 2019.

All of the amounts due to the related parties were unsecured, non-interest bearing, and payable on demand.

Director Independence

As a development stage company, we have not adopted a standard of independence nor do we have a policy with respect to independence requirements for our board members or that a majority of our board be comprised of “independent directors.” We will review the independence standard established by the OTC Markets Group in the future.

LEGAL PROCEEDINGS

From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of copyrights and other intellectual property rights and other claims alleging defamation, invasion of privacy, or similar claims arising in connection with the news articles, pictures, and other contents published on the Company’s website.

As of the date of this report, there are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or stockholder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is quoted on the OTCQB under the symbol “RZZN”. There has not been any significant trading to date in the Company’s common stock. The closing price of the Company’s common stock was $0.85 per share, as of August 22, 2019.

Dividends

The Company has not and does not intend to pay dividends on its common stock in the near future.

Securities Authorized for Issuance under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

From July 22, 2019 to July 29, 2019, the Company entered into a securities subscription agreement (the “Subscription Agreement”) with each of fifty-four (54) investors (the “Investors”) who reside outside the United States where the Investors purchased an aggregate of 3,011,483 shares of the Company’s common stock, par value $0.001 per share, at a price of $0.03 per share. Pursuant to each of the Subscription Agreements, the Company issued its shares of common stock to each Investor in the respective amounts as set forth in the Subscription Agreement and received the funds in the corresponding amounts as set forth therein. In addition, on April 20, 2019, Ms. Na Jin, the Chief Executive Officer of the Company, entered into a Subscription Agreement to purchase 1,000,000 shares of the Company’s common stock at a price of $0.01 per share, and on July 24, 2019, wired the total purchase price of $10,000 to the Company. The Company and the Board of the Company considers the stock purchase price of $0.01 per share fair to the Company and its shareholders because such price reflects the Company’s appreciation to Ms. Jin’s services as the Chief Executive Officer and Chief Financial Officer of the Company. Ms. Jin has not received any compensation for her services to the Company since she was appointed as the Chief Executive Officer and Chief Financial Officer on December 29, 2016. The issuance of shares of the Company’s common stock pursuant to the Subscription Agreement was made in reliance on exemption from registration pursuant to Regulation S, as amended. The Company disclosed such sales of equity securities in a current report on Form 8-K on August 13, 2019.

DESCRIPTION OF REGISTRANT’S SECURITIES

Our authorized capital stock consists of 1,000,000,000 shares of common stock, with a par value of $0.001 per share. As of August 27, 2019, there were 12,460,007 shares of our common stock issued and outstanding. Our shares are held by approximately 72 stockholders of record.

Common Stock

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our Board out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The Company is not obligated to declare any dividend. Any future dividends will be subject to the discretion of our Board and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 of this report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2019, the board of directors of the Company approved a change in the Company’s fiscal year from January 31 to December 31, effective immediately. As a result of this change, the Company will file a Transition Report on Form 10-Q for the six-month period ended June 30, 2019.

Item 5.06 Change in Shell Company Status.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference. As a result of the completion of the Reverse Merger, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of the Target Company are included following the signature page.

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited financial statements of for Rucheng Wenchuan Gas Co., Ltd. for the years ended December 31, 2018 and 2017 and as Exhibit 99.2 the reviewed financial statements for Rucheng Wenchuan Gas Co., Ltd. for the six months ended June 30, 2019 and 2018.

(b) Pro forma financial information.

Filed herewith as Exhibit 99.3 and incorporated herein by reference are the unaudited pro forma condensed consolidated combined financial statements of Jialijia Group Corporation Ltd. and its subsidiaries, Huazhongyun Group Co., Limited, Jialijia Jixiang Investment (Changzhou) Co., Ltd., and Rucheng Wenchuan Gas Co., Ltd. as of and for the six months ended June 30, 2019.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of the Company (1)
3.2	Bylaws of the Company (1)
10.1	Share Exchange Agreement, dated July 10, 2019 (2)
99.1	Audited financial statements of Rucheng Wenchuan Gas Co., Ltd. for the fiscal years ended December 31, 2018 and 2017
99.2	Reviewed financial statements of Rucheng Wenchuan Gas Co., Ltd. for the six months ended June 30, 2019 and 2018
99.3	Unaudited pro forma condensed consolidated combined financial statements of Jialijia Group Corporation Ltd. and its subsidiaries, Huazhongyun Group Co., Limited, Jialijia Jixiang Investment (Changzhou) Co., Ltd., and Rucheng Wenchuan Gas Co., Ltd. as od and for the six months ended June 30, 2019

(1)	Incorporated by reference herein to Exhibit 3.1 to the Company’s registration statement on Form S-1 filed with the Commission on March 3, 2016 and Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on May 25, 2018.
(1)	Incorporated by reference herein to Exhibit 3.2 to the Company’s registration statement on Form S-1 filed with the Commission on March 3, 2016.
(2)	Incorporated by reference herein to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on July 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIALIJIA GROUP CORPORATION LTD.

Dated: August 29, 2019	By:	/s/ Na Jin
Na Jin
Chief Executive Officer